UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
December 29, 2009

THREE-FIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other Jurisdiction of Incorporation)	001-04373 (Commission File Number)	86-0654102 (I.R.S. Employer Identification No.)

c/o Steve Brown & Associates, LLC 1414 East Indian School Road, Suite 200 Phoenix, Arizona 85014 (Address of Principal Executive Offices) (Zip Code)

602-264-9224
(Registrant’s telephone number, including area code)

7702 E. Doubletree Ranch Road, Suite 300
Scottsdale, Arizona
85258
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Item 8.01 Other Events

On January 6, 2006, Three-Five Systems, Inc. (the “Company”) and TFS-DI, Inc., the Company’s wholly-owned subsidiary, filed a Joint Plan of Reorganization, which was subsequently amended by an Amended Joint Plan of Reorganization filed on March 15, 2006 (as amended, the “Plan”), in the United States Bankruptcy Court in the District of Arizona (the “Bankruptcy Court”).  On August 30, 2006, the Bankruptcy Court issued an order approving the Plan.  Pursuant to the confirmation order, the Plan became effective on September 11, 2006.

In connection with the Bankruptcy Court’s confirmation of the Plan, the board of directors was fixed at five: David Buchanan, Robert Nahom, Lyron Bentovim, G. Grant Lyon and Peter Davis.  Effective October 25, 2006, Mr. Buchanan voluntarily resigned as a director and was not replaced.  Effective May 12, 2009, Mr. Nahom voluntarily resigned as a director and was not replaced.

The Plan requires the Company to dispose of its assets in an orderly fashion and distribute the proceeds to its creditors in the amounts and priorities set forth in the Plan.  After all required distributions have been made to the Company’s creditors, the Plan calls for a final distribution to be made to holders of equity interests in the Company and of certain claims relating to equity interests in full and final satisfaction and redemption of such interests and claims.

During the pendency of the Company’s bankruptcy proceedings, it filed monthly operating reports with the Bankruptcy Court with respect to the Company and TFS-DI, Inc., all of which are filed as Exhibits 99.1 through 99.26 hereto.  Following the Plan’s confirmation, the Company has filed quarterly reports with the Bankruptcy Court, all of which are filed as Exhibits 99.27 through 99.38 hereto.

Shortly after the Bankruptcy Court confirmed the Plan, the Company made distributions of approximately $1,031,000 in the aggregate – approximately $15,000 to its priority creditors, $652,000 to its unsecured creditors, and $364,000 to pay professional fees and other expenses.  These distributions were made pursuant to the terms of the Plan, and represented 100% of the then outstanding administrative expenses and priority claims of the bankruptcy estate, as well as approximately 43% of the outstanding balance of undisputed, unsecured claims made by these creditors and allowed by the Bankruptcy Court.

In December 2006, the Company filed an omnibus objection and various other objections to claims of approximately $16.6 million in the aggregate.  That total included several duplicate claims, and claims that the Company believed were overstated, previously paid, lacking in proper or complete documentation or for other reasons should be reduced or disallowed in full.   Each of the claims objected to by the Company was either disallowed, settled or reduced by agreement or by court orders.   The total amount of unsecured claims identified in the omnibus and other objections that the Bankruptcy Court ultimately allowed as entitled to payment was approximately $1.5 million.

In February 2007, the Bankruptcy Court entered an order denying a potential claim of between $300,000 and $2 million by International Displayworks, the purchaser of the Company’s Beijing subsidiary, relating to taxes asserted to be due to the Beijing government.  The Company had objected to that claim in an Objection to Claim filed on December 26, 2006, and International Displayworks failed to pursue the claim.

In May 2007, the Company settled a claim with Jack Saltich, a former director and officer of the Company.  Mr. Saltich had asserted a claim in the approximate amount of $500,000 relating to severance, reimbursements and other employee related claims.  The Company in turn had filed a lawsuit against Mr. Saltich seeking the avoidance and recovery of certain prebankruptcy transfers and payments received by Mr. Saltich.  In connection with the settlement, the Company received approximately $57,000.

In February 2008, the Company retained the services of ThinkFire Services USA Ltd. (“ThinkFire”), a broker specializing in marketing of intellectual property rights, to assess and market those patents held by the Company believed to be marketable in a cost-efficient manner.  ThinkFire introduced the Company to Chi Mei Optoelectronics Corp., based in Taiwan, which purchased several of the Company’s patents for a sale price of $1 million.  After payment of a commission of 25% to ThinkFire and withholding for taxes to the Taiwanese government, the Company received net proceeds from the sale of approximately $550,000.

In May 2008, the Company settled a claim by Papago Paragon Partners, LLC (“Papago”) relating to certain real property previously sold to, and leased back from, Papago.  In connection with the real estate purchase transaction, Papago issued a promissory note to the Company secured by the real property.  Papago disputed its obligation to repay the promissory note.  The Bankruptcy Court denied Papago’s claim, and Papago subsequently settled the dispute with the Company in lieu of appealing the Bankruptcy Court’s order.  In connection with the settlement, the Company received approximately $1.2 million, and Papago released certain other claims it had in connection with the real property lease.

In May and July 2008, the Company settled claims against Topsearch Printed Circuits (Hong Kong), Ltd. (“Topsearch”) and Avocent Corporation (“Avocent”) the Company had acquired through the earlier settlement with TFS Electronic Manufacturing Services, Inc. described in the Company’s current report on Form 8-K filed on June 22, 2006, and incorporated herein by reference.  The lawsuits involved breach of contract and warranty claims against Topsearch and Avocent for alleged defective products designed and manufactured by those companies for TFS Electronic Manufacturing Services, Inc.  Following discovery and mediation, the parties settled the claims.  The Company received an aggregate amount of approximately $1.2 million in the settlements.  The settlements were approved by the Bankruptcy Court on May 19, 2008 and August 4, 2008.  Actual proceeds to the Company from the settlements were reduced by approximately $480,000 in contingent professional fees and approximately $109,000 in expenses.

In November 2008, the Company settled a claim against Lightstat, Inc. (“Lightstat”).  Shortly before the approval of the Plan in 2006, Lightstat filed a contingent claim for approximately $1.1 million, which it subsequently amended to approximately $1.34 million.  The Company objected to Lighstat’s claim as overstated by at least $700,000, and claimed offsets against Lightstat’s claim of approximately $150,000 pursuant to an unpaid debt owed by Lightstat to the Company. In settlement of the claim, the Company reduced the amount of the outstanding debt of to zero and paid $250,000 to Lightstat for a full release of Lightstat’s claim including a release of any further, potential distributions to be made by the Company under the Plan.

In May 2009, the Bankruptcy Court issued a verdict favorable to the Company in connection with a claim asserted by Data International (“DI”).  At the time the Plan was confirmed, DI’s claim was the largest claim filed against the Company, totaling approximately $5.1 million, which was later increased to in excess of $5.5 million.  The claim arose out of a failed distributor/licensing relationship with DI.  DI claimed the Company owed it approximately $4.5 million for unpaid goods, as well as the balance of a $4 million license fee the Company was supposed to pay for the exclusive distributorship.  The Company claimed DI had violated an exclusive geographical license for the Company to sell goods manufactured by DI.  The Company claimed that DI’s violation of the exclusivity provisions, its failure to procure a key non-compete agreement as required in the contract, and various other contract breaches, gave the Company the right to rescind the license agreement, recover the licensing fees it had already paid to DI, and gave sizeable, other offsets against DI’s claim.  The Company argued that DI’s claim, at best, should be allowed for a substantially reduced amount, closer to $1 million.

This claim and the Company’s objection to it was the subject of vigorous litigation and has been the primary determining factor on whether allowed claims would be paid in full and whether there would be funds to distribute to stockholders.  The litigation culminated in a weeklong trial in February of 2009.  The Bankruptcy Court issued a verdict favorable to the Company on May 8, 2009, granting DI a reduced general, unsecured claim in the amount of $1,120,720.93.  The Court subsequently reduced the claim further by awarding the Company a portion of its attorneys’ fees and costs (approximately $359,000).  DI thus received a total payment, including interest, of $763,297.21.

In October 2009, the Company resolved an outstanding claim with SunGuard Availability Services, an unsecured creditor.  The amount of the creditor’s claim, which related to a Recovery Services Agreement between the two companies, was approximately $118,000.  The Company settled the claim for $60,764.

In 2006, certain of the Company’s former directors and officers filed indemnity claims against the Company, of unknown value, claiming that they had a right to reimbursement from the Company in the event they were ever forced to incur legal expenses in defense of any litigation relating to the Company.  In anticipation of the Company’s final liquidation and dissolution, the Company requested these claimants to withdraw their claims, as no known basis for indemnity existed.  The claims have all been withdrawn.

In October 2009, in anticipation of the Company’s final liquidation and dissolution, the Company withdrew certain claims it had previously filed to recover amounts certain creditors may have received in preference over others.  The Company believed the cost of litigating those claims exceeded their value.

The Company has determined that it will abandon its stock in its Philippines subsidiary.  The subsidiary’s only asset of any value is a potential claim to a final, small tax refund from the Filipino government.  The Company assessed the costs associated with seeking the refund and repatriating the funds and determined that such costs outweigh any potential refund the Company might ultimately secure.

On December 29, 2009, the Company issued a press release announcing that the Company has completed all distributions required to be made to its creditors under the terms of the Plan and would be making a final liquidating distribution to certain of its stockholders and claimants.  The full text of the press release is attached as Exhibit 99.39 to this Form 8-K and is incorporated into this Item 8.01 by reference.

The Company has reserved $211,795 to pay its wind down expenses, expenses of storing records, and miscellaneous expenses that will be incurred in connection with the Company’s dissolution.  After giving effect to the reserve, there remains $2,416,280.91 available to be distributed to holders of equity interests in the Company, pursuant to the Plan.  Since the Plan became effective in September of 2006, the Company has paid expenses of approximately $4,390,200 in connection with the bankruptcy and liquidation.

The Plan requires the Company to make a final liquidating distribution to holders of Allowed Equity Interests and Allowed Equity Related Claims (as each of those terms are defined in the Plan).  Holders of Allowed Equity Interests include holders of the Company’s common and preferred stock and warrants, options or rights to purchase shares of the Company’s common or preferred stock issued before the Plan was filed.  Holders of Allowed Equity Related Claims include those holding claims arising from the rescission of a purchase or sale of an equity interest in the Company, claims for damages arising from the purchase or sale of an equity interest, or claims for reimbursement, contribution or indemnification arising from such a claim, which in each case were filed prior to the deadline set by the Bankruptcy Court and remain unresolved.

There are no known Allowed Equity Related Claims entitled to receive payment pursuant to the Plan.  There are no outstanding warrants, options or rights to purchase shares of the Company’s stock that are in the money and exerciseable.  There are no issued and outstanding shares of the Company’s preferred stock.  Accordingly, the Company will make a final liquidating distribution on February 9, 2010 to holders of its common stock.  Pursuant to the Plan, distributions will only be made to those who hold a sufficient number of shares of common stock to qualify for a distribution of at least $10.00.  The Company’s Board of Directors has fixed a record date for the distribution of January 29, 2010.  There are 21,767,653 shares issued and outstanding, and $2,416,280.91 of proceeds available to be distributed, or $0.111 per share.  Accordingly, to qualify for a distribution, a stockholder must hold at least 91 shares of record as of the close of business on the record date.  Any distributions not made on account of the failure of a stockholder to hold the sufficient number of shares on the record date will be reallocated to those stockholders who qualified for a distribution on the record date, based upon the number of shares held by each such stockholder.

The Company has entered into a Paying Agent Agreement with Mellon Investor Services LLC (“MIS”) to act as paying agent for the distribution to stockholders.  MIS agreed to mail the distributions by check and to prepare and mail to recipients of the distribution and to the Internal Revenue Service the appropriate tax reporting forms pursuant to U.S. Treasury regulations.  The Company will pay to MIS a flat fee of $10,000 for its services, plus mailing, postage and other ancillary costs.

Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company.  Stockholders whose stock is not held in street name will be paid by the Company’s paying agent, MIS.  All payments will be made by check.  The last day of trading of the Company’s common stock on the Pink OTC Markets Inc. quotation service is expected to be January 29, 2010.  The Company’s stock transfer books will be closed as of the close of business on January 29, 2010.

Following the liquidating distribution, the Company will file a Certificate of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities and Exchange Act of 1934, as amended.  As a result, the Company will no longer be a public reporting company.  The Company will then complete the process to dissolve in accordance with its charter and applicable Delaware law.

Descriptions of the Plan set forth in this report are qualified in their entirety by reference to the text of the Plan, a copy of which was attached as Exhibit 99.1 to the Registrant’s current report on Form 8-K filed on November 7, 2006, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Business and Industry Monthly Operating Report for the month of September, 2005 (In re: TFS-DI, Inc.)
99.2	Business and Industry Monthly Operating Report for the month of September, 2005 (In re: Three-Five Systems, Inc.)
99.3	Business and Industry Monthly Operating Report for the month of October, 2005 (In re: TFS-DI, Inc.)
99.4	Business and Industry Monthly Operating Report for the month of October, 2005 (In re: Three-Five Systems, Inc.)
99.5	Business and Industry Monthly Operating Report for the month of November, 2005 (In re: TFS-DI, Inc.)
99.6	Business and Industry Monthly Operating Report for the month of November, 2005 (In re: Three-Five Systems, Inc.)
99.7	Business and Industry Monthly Operating Report for the month of December, 2005 (In re: TFS-DI, Inc.)
99.8	Business and Industry Monthly Operating Report for the month of December, 2005 (In re: Three-Five Systems, Inc.)
99.9	Business and Industry Monthly Operating Report for the month of January, 2006 (In re: TFS-DI, Inc.)
99.10	Business and Industry Monthly Operating Report for the month of January, 2006 (In re: Three-Five Systems, Inc.)
99.11	Business and Industry Monthly Operating Report for the month of February, 2006 (In re: TFS-DI, Inc.)
99.12	Business and Industry Monthly Operating Report for the month of February, 2006 (In re: Three-Five Systems, Inc.)
99.13	Business and Industry Monthly Operating Report for the month of March, 2006 (In re: TFS-DI, Inc.)
99.14	Business and Industry Monthly Operating Report for the month of March, 2006 (In re: Three-Five Systems, Inc.)
99.15	Business and Industry Monthly Operating Report for the month of April, 2006 (In re: TFS-DI, Inc.)
99.16	Business and Industry Monthly Operating Report for the month of April, 2006 (In re: Three-Five Systems, Inc.)
99.17	Business and Industry Monthly Operating Report for the month of May, 2006 (In re: TFS-DI, Inc.)
99.18	Business and Industry Monthly Operating Report for the month of May, 2006 (In re: Three-Five Systems, Inc.)
99.19	Business and Industry Monthly Operating Report for the month of June, 2006 (In re: TFS-DI, Inc.)
99.20	Business and Industry Monthly Operating Report for the month of June, 2006 (In re: Three-Five Systems, Inc.)
99.21	Business and Industry Monthly Operating Report for the month of July, 2006 (In re: TFS-DI, Inc.)
99.22	Business and Industry Monthly Operating Report for the month of July, 2006 (In re: Three-Five Systems, Inc.)

99.23	Business and Industry Monthly Operating Report for the month of August, 2006 (In re: TFS-DI, Inc.)
99.24	Business and Industry Monthly Operating Report for the month of August, 2006 (In re: Three-Five Systems, Inc.)
99.25	Business and Industry Monthly Operating Report for the period through September 10, 2006 (Inre: TFS-DI, Inc.)
99.26	Business and Industry Monthly Operating Report for the period through September 10, 2006 (Inre: Three-Five Systems, Inc.)
99.27	Ch. 11 Post Confirmation Report for quarter ending 12/31/2006
99.28	Ch. 11 Post Confirmation Report for quarter ending 3/31/2007
99.29	Ch. 11 Post Confirmation Report for quarter ending 6/30/2007
99.30	Ch. 11 Post Confirmation Report for quarter ending 9/30/2007
99.31	Ch. 11 Post Confirmation Report for quarter ending 12/31/2007
99.32	Ch. 11 Post Confirmation Report for quarter ending 3/31/2008
99.33	Ch. 11 Post Confirmation Report for quarter ending 6/30/2008
99.34	Ch. 11 Post Confirmation Report for quarter ending 9/30/2008
99.35	Ch. 11 Post Confirmation Report for quarter ending 12/31/2008
99.36	Ch. 11 Post Confirmation Report for quarter ending 3/31/2009
99.37	Ch. 11 Post Confirmation Report for quarter ending 6/30/2009
99.38	Ch. 11 Post Confirmation Report for quarter ending 9/30/2009
99.39	Press Release, dated December 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE FIVE SYSTEMS, INC.

Date: December 29, 2009	By:	/s/ Lyron Bentovim
Name: Lyron Bentovim
Title: President